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                MORGAN STANLEY DEAN WITTER LIQUID ASSET FUND INC.

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATON

 ................................................................................


         Morgan Stanley Dean Witter Liquid Asset Fund Inc., a Maryland Corporation (the "CORPORATION") having its principal offices in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Articles of Incorporation of the Corporation (the "ARTICLES") are hereby amended by striking out the first paragraph of Article FIFTH of the Articles and inserting in lieu thereof the following:

         "FIFTH: The total number of shares of stock which the Corporation shall have authority to issue is Fifty billion (50,000,000,000) shares, all of one class to be designated `Common Stock' of the par value of one cent ($0.01) each, and of the aggregate par value of Five Hundred million dollars ($500,000,000)."

         SECOND: The Board of Directors of the Corporation, at a meeting duly convened and held on April 26, 2001, adopted a resolution in which was set forth the foregoing amendment to the Articles, declaring that the said amendment of the Articles was advisable.

         THIRD: (a) The total number of shares of all classes of stock of the Corporation heretofore authorized, and the number and par value of the shares of each class, are as follows:

                  Number of Shares      Par Value Per        Aggregate Par
CLASS             AUTHORIZED            SHARE                VALUE
-----             ----------            -----                -----
Common Stock      25,000,000,000        $0.01                $250,000,000

                  (b) The total number of shares of all classes of stock of the Corporation as increased, and the number and par value of the shares of each class, are as follows:


                  Number of Shares      Par Value Per        Aggregate Par
CLASS             AUTHORIZED            SHARE                VALUE
-----             ----------            -----                -----
Common Stock      50,000,000,000        $0.01                $500,000,000


                  (c) The capital stock of the Corporation is not divided into classes.


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         FOURTH:  The  Corporation  is registered as an open-end  management investment  company under the Investment Company Act of 1940.

         IN WITNESS WHEREOF, Morgan Stanley Dean Witter Liquid Asset Fund Inc. has caused the these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary on April 26, 2001.

                                    MORGAN STANLEY DEAN WITTER
                                    LIQUID ASSET FUND INC.

                                    By:
                                       ----------------------------------------
                                    Mitchell M. Merin
                                    President

ATTEST:

-----------------------------
Barry Fink
Secretary

         THE UNDERSIGNED, the President of Morgan Stanley Dean Witter Liquid Asset Fund Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all materials respects under the penalties of perjury.

                                    ------------------------------------------
                                    Mitchell M. Merin
                                    President



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STATE OF NEW YORK    )
                     ) SS.:
COUNTY OF NEW YORK   )


                  I HEREBY CERTIFY that on April 26, 2001 before me the subscriber, a notary public of the State of New York in and for the County of New York, personally appeared Mitchell M. Merin, President of Morgan Stanley Dean Witter Liquid Asset Fund Inc., a Maryland corporation, and in the name and on behalf of said corporation acknowledged the foregoing Articles of Amendment to be the corporate act of said corporation and further made oath in due form of law that the matters and facts set forth in said Articles of Amendment with respect to the approval thereof are true to the best of his knowledge, information and belief.

                  WITNESS my hand and notarial seal, the day and year last above written.




                                            --------------------------
                                            Notary Public